Media Contact:	Investor Contact:
Greg Berardi Blue Marlin Partners 415-239-7826 greg@bluemarlinpartners.com	Dan Rumsey Acting Chief Executive Officer 408-943-4200 dan.rumsey@wavewireless.com

WAVE WIRELESS CORPORATION BEGINS NEW ERA
SHAREHOLDERS APPROVE NAME CHANGE AND
CAPITAL RESTRUCTURING

San Jose, CA (August 15, 2005) – Wave Wireless Corporation, formerly known as P-Com, Inc. (OTC Bulletin Board: PCMC), today announced that common and preferred shareholders have approved all proposals at its annual shareholder’s meeting held on August 12, 2005.

“The name change to Wave Wireless Corporation represents a new day for the Company,” said Dan Rumsey, Acting Chief Executive Officer, and formerly the Company’s Chief Restructuring Officer. “Wave Wireless Corporation has emerged with a clear product strategy, and a focus on achieving profitability in the near term. The Wave Wireless team looks forward to building on the success of its SPEEDLAN family of products and to create value for customers, employees, vendors and shareholders.”

Among the proposals approved is an amendment to the Company’s certificate of incorporation to exchange all outstanding shares of Series C Preferred Stock into common stock and a specified number of shares of Series G Preferred Stock. In addition, all shares of the Company’s Series B Preferred Stock were converted into common shares.

In conjunction with its name change, Wave Wireless has applied for a new stock symbol. The Company’s stock will continue to trade under the symbol, OTCBB: PCMC, until the new symbol is approved. Shareholders will be publicly notified when the new stock symbol becomes effective.

From an operational perspective, Wave Wireless will continue to market its wireless mesh routers to the license exempt market, which includes enterprises, government agencies, telecom carriers, systems integrators and value added resellers. The Company’s primary focus will be on growing its SPEEDLAN product line, and supporting its global customer base in connection with its repair and maintenance business.

“Shareholder approval of these proposals is a major milestone for the Company,” Rumsey said. “The approval of the recapitalization significantly improves the Company’s balance sheet and simplifies its capital structure, giving the Company greater flexibility to raise additional capital and pursue strategic initiatives that will enhance our ability to compete in the marketplace. We still have significant challenges, but our progress to date will allow Wave Wireless to capitalize on the opportunities in the growing market for highly secure and reliable wireless mesh networking equipment, and other security and surveillance applications.”

About Wave Wireless Corporation
Wave Wireless Corporation develops, manufactures, and markets highly secure and reliable wireless mesh routers to the license exempt telecommunications market worldwide. The company’s wireless mesh routers are designed to combine high performance, multiple operating frequencies and hardware AES encryption to provide networking professionals with the most flexible, scalable and robust mesh routers for integrated network requirements of Internet access and private networks including security and surveillance requirements. Cellular and personal communications service (PCS) providers utilize the company’s repair and maintenance business for a full range of services required to support technical issues associated with the installation, maintenance and operation of refurbished legacy Wave Wireless licensed products. For more information visit http://www.wavewireless.com or call 408-943-4200.

Safe Harbor Statement
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to anticipated revenues, expenses, earnings, operating cash flows, the outlook for Wave Wireless’ markets and the demand for its products. Factors that could cause Wave Wireless’ actual results to differ materially from these forward-looking statements include the Company’s ability to achieve positive cash flow; the Company’s deteriorating cash position and its need to raise additional capital, and whether that capital is available on acceptable terms, if at all; the continued intense competition resulting in lower average selling prices; fluctuations in customer demand; reliance upon subcontractors; the timing of new technology and product introductions; and the risk of early obsolescence; and the Company’s dependence on the sale of refurbished licensed radio products. Please refer to our reports and filings with the Securities and Exchange Commission, including our reports on Form 10-K, 10-Q and 8-K, for a further discussion of these risks and uncertainties. We also caution you not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

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